Hydroflo, Inc. and Thomas Barbee agree as of January 1, 2001, to amend the
EMPLOYMENT OFFER FOR THOMAS F. BARBEE to read as follows:

COMPENSATION:              $8333.33 per month cash (total $100,000.00 / annum)
                           based on a 5-day workweek.

The remainder of the provisions of employment under the offer remain unchanged.

HydroFlo, Inc.

By: /s/ Dennis Mast
    ------------------------------
        Dennis Mast, Chairman, CEO

    /s/ Thomas F. Barbee
    ------------------------------
        Thomas F. Barbee